EXHIBIT 21

Name of Subsidiary	Jurisdiction of Organization	% Owned

Winner Group Limited	Cayman Islands	100%

Winner Industries (Shenzhen) Co., Ltd.	People's Republic of China	100%

Shenzhen PurCotton Technology Co., Ltd.	People's Republic of China	100%

Winner Medical & Textile Ltd. Jingmen	People's Republic of China	100%

Hubei Winner Textiles Co., Ltd.	People's Republic of China	100%

Winner Medical & Textile Ltd. Yichang	People's Republic of China	100%

Winner Medical & Textile Ltd. Jiayu	People's Republic of China	100%

Winner Medical & Textile Ltd. Chongyang	People's Republic of China	100%

Winner Medical (Huanggang) Co., Ltd.	People's Republic of China	100%

Shanghai Winner Medical Apparatus Co., Ltd.	People's Republic of China	100%

Winner (Huanggang) Cotton Processing Co., Ltd.	People's Republic of China	100%

Guangzhou PurCotton Co., Ltd.	People's Republic of China	100%

Shanghai PurCotton Co., Ltd.	People's Republic of China	100%

Beijing PurCotton Co., Ltd.	People's Republic of China	100%

HK PurCotton Co., Ltd.	People's Republic of China	100%

Shenzhen PurCotton E-Commerce Co., Ltd.	People's Republic of China	70%

Winner Medical (Hong Kong) Co., Limited	Hong Kong	60%

L+L Healthcare Hubei Co., Ltd.	People's Republic of China	40%

Chengdu Winner Likang Medical Appliances Co., Ltd.	People's Republic of China	49%